UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      July 17, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Material Amendment of a Material Definitive Agreement.

On July 17, 2014, a certain wholly-owned subsidiary (the “PrivateBank Borrower”) of AdCare Health Systems, Inc. (the “Company”) entered into a Modification Agreement (the “Modification”) with The PrivateBank and Trust Company (“PrivateBank”), effective July 2, 2014, which modified that certain Loan Agreement, dated July 2, 2012, between the PrivateBank Borrower and PrivateBank (as amended, the “PrivateBank Credit Facility”). The Modification, among other things: (i) extends the maturity date of the PrivateBank Credit Facility from July 2, 2014 to January 2, 2015; and (ii) amends certain financial terms under the PrivateBank Credit Facility regarding debt service and interest charges.
Certain subsidiaries of the Company are also borrowers under: (a) a credit facility with PrivateBank used to fund the purchase price of the West Markham Sub Acute and Rehabilitation Center located in Arkansas; (b) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Woodland Manor facility located in Ohio; (c) a credit facility with PrivateBank used to fund the purchase price of the acquisition of three skilled nursing facilities and an office facility located in Arkansas; and (d) a revolving credit facility with PrivateBank used for general working capital purposes.

Item 2.03	Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1    Modification Agreement, dated as of July 2, 2014, by and among the Glenvue H&R Property Holdings, LLC and The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

99.1    Modification Agreement, dated July 2, 2014, by and among the Glenvue H&R Property Holdings, LLC and The PrivateBank and Trust Company.